Exhibit 8.1

List of Significant Subsidiaries and Variable Interest Entities

Subsidiary	Jurisdiction of Organization
SINA.com Online	United States of America
SINA Hong Kong Limited	Hong Kong
Weibo Hong Kong Limited	Hong Kong
Weibo Corporation	Cayman Island
Starshining Mobile Technology (China) Ltd.	People’s Republic of China
Beijing New Media Information Technology Co., Ltd.	People’s Republic of China
SINA.com Technology (China) Co., Ltd.	People’s Republic of China
SINA Technology (China) Co., Ltd.	People’s Republic of China
SINA(Shanghai) Management Co., Ltd.	People’s Republic of China
Beijing SINA Advertising Co., Ltd.	People’s Republic of China
Shanghai SINA Advertising Co., Ltd.	People’s Republic of China
Beijing SINA Payment Technology Co., Ltd.	People’s Republic of China
Weibo Internet Technology (China) Co., Ltd.	People’s Republic of China
Beijing SINA Internet Information Service Co., Ltd.	People’s Republic of China
Beijing Star-Village Online Cultural Development Co., Ltd.	People’s Republic of China
Jinzhuo Hengbang Technology (Beijing) Co., Ltd.	People’s Republic of China
Beijing Weimeng Technology Co., Ltd.	People’s Republic of China
Beijing Weibo Interactive Internet Technology Co., Ltd.	People’s Republic of China
Beijing Weiju Future Technology Co. Ltd.	People’s Republic of China